EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Joal Redmond Corporate Communications 602-977-3797

CAPITOL BANCORP REPORTS RECORD EARNINGS

3rd QUARTER 2006 HIGHLIGHTS

• Net income grew 13%
• Diluted earnings per share climbed 8%, to a record $0.66
• Earnings year-to-date exceeded $31 million, up 20%
• Assets near $3.9 billion, increasing 15% year-to-date, annualized
• Loans and deposits continued to post double-digit percentage increases

LANSING, Mich. and PHOENIX: Oct. 19, 2006:  Capitol Bancorp Limited (NYSE: CBC) today reported record quarterly earnings with third quarter net income approximating $10.8 million, an increase of 13 percent from the approximately $9.6 million reported for the third quarter of 2005. Basic and diluted earnings per share (EPS) were $0.68 and $0.66, up 6 percent and 8 percent, respectively, from $0.64 and $0.61 for the third quarter of 2005. Consolidated assets approximated $3.9 billion at September 30, 2006, a 15 percent annualized increase year-to-date, fueled by comparable expansion in key components of the balance sheet. Total portfolio loans exceeded $3.3 billion, increasing 15 percent year-over-year when compared to the $2.9 billion reported on September 30, 2005, and total deposits exceeded $3.1 billion, reflecting a 16 percent annualized increase over the $2.8 billion recorded at December 31, 2005, and approximately 17 percent growth, annualized, on a linked-quarter basis.

Capitol Bancorp’s Chairman and CEO, Joseph D. Reid, attributed the quarterly performance to prudent core growth balanced with consistent operating results. “We continue to experience strong performance on both sides of the balance sheet and attribute that to a geographically dispersed operating base which helps us compensate for cyclical economic fluctuations in the communities we serve,” said Reid. “This result requires that we carefully balance the organic development initiatives existent within our national franchise with the objective of delivering consistent, year-over-year EPS growth.”

Quarterly Performance Highlights
Consolidated earnings reached another record level for Capitol Bancorp at approximately $10.8 million, up 13 percent compared to the $9.6 million recorded in the third quarter of 2005. Consolidated net operating revenues grew to a record $49.6 million for the third quarter of 2006, compared with $45.8 million for the third quarter of 2005. Basic and diluted EPS of $0.68 and $0.66, both quarterly records for Capitol Bancorp, increased 6 percent and 8 percent, respectively, versus a year ago even as the Corporation experienced a 6 percent increase in the outstanding share count. A solid margin in a challenging interest rate environment, and continued healthy organic growth, helped mitigate an approximate 13 percent increase in operating expenses tied to Capitol Bancorp’s ongoing de novo development efforts.

Record Nine Month Operating Results
For the nine months ended September 30, 2006, record net operating revenues of $145.2 million increased approximately 11 percent when compared to the $130.4 million figure recorded in the comparable nine month period of 2005. Earnings exceeding $31 million for the first nine months of 2006 reflect 20 percent growth when compared to the approximate $26 million generated in last year’s first three quarters ended September 30, 2005.

On an EPS basis, Capitol Bancorp reported $1.97 and $1.89, basic and diluted, respectively, for the first nine months of 2006, both 13 percent ahead of 2005’s comparable period levels of $1.75 and $1.67, respectively. The Corporation’s strong bottom line was generated in light of Capitol Bancorp’s historical track record of producing negative operating leverage during periods of active de novo bank development. Through the first nine months of 2006, operating expenses have increased 20 percent versus last year’s comparable period, offset in part by the existing and emerging core earnings performance tied to the Corporation’s expansion.

Through the first nine months of 2006, Capitol Bancorp has added six affiliate banks in Arizona, Georgia (2), Indiana, North Carolina, and Washington, and launched Capitol Wealth Advisors, its wealth management subsidiary headquartered in Charlotte, North Carolina. Subsequently, in early October, Capitol Bancorp opened Bank of Maumee, which represents its initial entry into the state of Ohio, followed closely by the opening of its fifth Nevada bank, 1st Commerce Bank in North Las Vegas. The Corporation currently has four applications pending for de novo banks with concurrent development activity in California, Colorado, Ohio, Texas and Washington.

Balance Sheet
Capitol Bancorp’s equity-to-assets ratio of 8.5 percent at September 30, 2006, is consistent with levels reported in recent quarters and up slightly compared to the approximately 8.1 percent reported at September 30, 2005.  The total capital-to-assets ratio approximated 14.1 percent at September 30, 2006, up from 13.1 percent a year ago, as total capital funds approximating $543 million represent a 20 percent year-over-year increase on the Corporation's record-level $3.9 billion consolidated balance sheet.

Capitol Bancorp’s key measures of asset quality remained steady. At September 30, 2006, the Corporation’s allowance for loan losses, as a percentage of total portfolio loans (1.37%), annualized quarterly net charge-offs, as a percentage of average portfolio loans (0.19%), and the allowance coverage ratio of nonperforming loans (151%) closely approximated recent periods. Capitol Bancorp’s record quarterly and year-to-date results were achieved as the Corporation continued to exhibit a prudent approach to asset quality management, demonstrated by a provisioning for loan losses in the respective periods that was more than two times recorded net charge-offs.

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $3.9 billion national community bank development company, with a network of 49 separately chartered banks and bank operations in 14 states. It is the holder of the most individual bank charters in the country. Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital for and mentors new community banks through their formative stages, and provides efficient services to its growing network of community banks. Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors, composed of business leaders from the bank’s community. Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

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CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended September 30			Nine Months Ended September 30
	2006	2005		2006	2005

Condensed statements of operations:
Interest income	$73,082	$58,655		$204,375	$163,067
Interest expense	28,387	17,814		74,690	47,831
Net interest income	44,695	40,841		129,685	115,236
Provision for loan losses	3,441	2,107		8,712	7,169
Noninterest income	4,906	4,938		15,472	15,135
Noninterest expense	34,110	30,314		102,556	85,483
Income before income taxes	14,973	14,789		43,138	40,424

Net income	$10,789	$9,594		$31,009	$25,906

Per share data:
Net income - basic	$0.68	$0.64		$1.97	$1.75
Net income - diluted	0.66	0.61		1.89	1.67
Book value at end of period	20.40	18.41		20.40	18.41
Common stock closing price at end of period	$44.50	$32.40		$44.50	$32.40
Common shares outstanding at end of period	16,065,000	15,224,000		16,065,000	15,224,000
Number of shares used to compute:
Basic earnings per share	15,757,000	14,940,000		15,702,000	14,777,000
Diluted earnings per share	16,431,000	15,679,000		16,381,000	15,471,000

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2006	2006	2006	2005	2005
Condensed statements of financial position:
Total assets	$3,855,633	$3,722,642	$3,627,124	$3,475,721	$3,446,329
Portfolio loans	3,307,222	3,196,209	3,069,600	2,991,189	2,888,566
Deposits	3,114,206	2,987,606	2,938,348	2,785,259	2,799,443
Stockholders' equity	327,791	318,308	310,419	301,866	280,234
Total capital	$542,734	$535,898	$499,334	$486,644	$451,285

Key performance ratios:
Return on average assets	1.14%	1.13%	1.13%	1.16%	1.14%
Return on average equity	13.36%	13.03%	13.12%	14.02%	14.18%
Net interest margin	5.08%	5.17%	5.06%	5.21%	5.19%
Efficiency ratio	68.77%	74.58%	68.51%	66.91%	66.22%

Asset quality ratios:
Allowance for loan losses / portfolio loans	1.37%	1.36%	1.36%	1.36%	1.36%
Total nonperforming loans / portfolio loans	0.90%	0.87%	0.87%	0.89%	0.87%
Total nonperforming assets / total assets	0.99%	0.91%	0.88%	0.88%	0.82%
Net charge-offs (annualized) / average portfolio loans	0.19%	0.14%	0.19%	0.34%	0.24%
Allowance for loan losses / nonperforming loans	151.05%	156.12%	156.33%	151.72%	155.67%

Capital ratios:
Stockholders' equity / total assets	8.50%	8.55%	8.56%	8.68%	8.13%
Total capital / total assets	14.08%	14.40%	13.77%	14.00%	13.09%

 Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of  1995.  Forward-looking statements include expressions such as "expects," "intends," "believes" and "should" which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol's financial position, results of operations, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Income (Unaudited)
For the Three Months and Nine Months Ended September 30, 2006 and 2005
(in thousands, except per share data)

	Periods Ended September 30
	Three Month Period		Nine Month Period
	2006	2005	2006	2005
INTEREST INCOME:
Portfolio loans (including fees)	$69,159	$55,886	$193,879	$156,470
Loans held for resale	748	741	2,010	2,014
Taxable investment securities	223	222	730	741
Federal funds sold	2,341	1,506	6,169	3,059
Other	611	300	1,587	783
Total interest income	73,082	58,655	204,375	163,067
INTEREST EXPENSE:
Deposits	23,946	14,188	62,125	37,231
Debt obligations and other	4,441	3,626	12,565	10,600
Total interest expense	28,387	17,814	74,690	47,831
Net interest income	44,695	40,841	129,685	115,236
PROVISION FOR LOAN LOSSES	3,441	2,107	8,712	7,169
Net interest income after provision for loan losses	41,254	38,734	120,973	108,067

NONINTEREST INCOME:
Service charges on deposit accounts	1,083	1,062	3,217	3,115
Trust fee income	689	526	2,324	1,654
Fees from origination of non-portfolio residential mortgage loans	1,362	1,820	4,091	4,590
Other	1,772	1,530	5,840	5,776
Total noninterest income	4,906	4,938	15,472	15,135

NONINTEREST EXPENSE:
Salaries and employee benefits	21,615	19,416	64,840	54,768
Occupancy	3,172	2,483	8,768	7,170
Equipment rent, depreciation and maintenance	2,143	1,571	6,156	4,593
Other	7,180	6,844	22,792	18,952
Total noninterest expense	34,110	30,314	102,556	85,483
Income before income taxes and minority interest	12,050	13,358	33,889	37,719
Income taxes	4,184	5,195	12,129	14,518
Income before minority interest	7,866	8,163	21,760	23,201
Minority interest in net losses of consolidated subsidiaries	2,923	1,431	9,249	2,705

NET INCOME	$10,789	$9,594	$31,009	$25,906

NET INCOME PER SHARE:
Basic	$0.68	$0.64	$1.97	$1.75

Diluted	$0.66	$0.61	$1.89	$1.67

CAPITOL BANCORP LIMITED
Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30	December 31
	2006	2005
	(in thousands)
ASSETS

Cash and due from banks	$144,296	$157,963
Money market and interest-bearing deposits	40,303	19,846
Federal funds sold	181,603	128,299
Cash and cash equivalents	366,202	306,108
Loans held for resale	18,261	21,638
Investment securities:
Available for sale, carried at market value	19,014	25,929
Held for long-term investment, carried at amortized cost which approximates market value	22,161	17,745
Total investment securities	41,175	43,674
Portfolio loans:
Commercial	2,893,935	2,688,361
Real estate mortgage	226,944	212,142
Installment	186,343	90,686
Total portfolio loans	3,307,222	2,991,189
Less allowance for loan losses	(45,174)	(40,559)
Net portfolio loans	3,262,048	2,950,630
Premises and equipment	51,471	41,629
Accrued interest income	16,018	13,719
Goodwill and other intangibles	50,402	50,378
Other assets	50,056	47,945

TOTAL ASSETS	$3,855,633	$3,475,721

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Noninterest-bearing	$601,086	$591,229
Interest-bearing	2,513,120	2,194,030
Total deposits	3,114,206	2,785,259
Debt obligations:
Notes payable and short-term borrowings	175,370	175,729
Subordinated debentures	101,011	100,940
Total debt obligations	276,381	276,669
Accrued interest on deposits and other liabilities	23,323	28,089
Total liabilities	3,413,910	3,090,017

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	113,932	83,838

STOCKHOLDERS' EQUITY: Common stock, no par value, 50,000,000 shares authorized; issued and outstanding: 2006 - 16,064,901 shares 2005 - 15,776,192 shares	222,547	216,539
Retained earnings	105,414	85,553
Market value adjustment (net of tax effect) for investment securities available for sale (accumulated other comprehensive income)	(170)	(226)
Total stockholders' equity	327,791	301,866

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,855,633	$3,475,721

CAPITOL BANCORP LIMITED
Allowance for Loan Losses and Asset Quality Data

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	Periods Ended September 30
	Three Month Period		Nine Month Period
	2006	2005	2006	2005
Allowance for loan losses at beginning of period	$43,311	$38,870	$40,559	$37,572

Loans charged-off:
Commercial	(1,766)	(2,304)	(4,886)	(6,541)
Real estate mortgage	(11)	--	(59)	--
Installment	(90)	(129)	(323)	(440)
Total charge-offs	(1,867)	(2,433)	(5,268)	(6,981)
Recoveries:
Commercial	192	709	887	1,426
Real estate mortgage	2	1	3	2
Installment	95	30	281	96
Total recoveries	289	740	1,171	1,524
Net charge-offs	(1,578)	(1,693)	(4,097)	(5,457)
Additions to allowance charged to expense	3,441	2,107	8,712	7,169

Allowance for loan losses at September 30	$45,174	$39,284	$45,174	$39,284
Average total portfolio loans for period ended September 30	$3,244,387	$2,868,354	$3,131,358	$2,804,285
Ratio of net charge-offs (annualized) to average portfolio loans outstanding	0.19%	0.24%	0.17%	0.26%

ASSET QUALITY (in thousands):

	September 30	December 31
	2006	2005
Nonaccrual loans:
Commercial	$20,867	$19,734
Real estate mortgage	1,494	1,734
Installment	1,091	1,154
Total nonaccrual loans	23,452	22,622

Past due (>90 days) loans:
Commercial	5,634	3,235
Real estate mortgage	546	592
Installment	275	283
Total past due loans	6,455	4,110

Total nonperforming loans	$29,907	$26,732

Real estate owned and other repossessed assets	8,324	3,745

Total nonperforming assets	$38,231	$30,477

CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS (in thousands):

	Periods Ended September 30
	Three Month Period		Nine Month Period
	2006	2005	2006	2005

Numerator—net income for the period	$10,789	$9,594	$31,009	$25,906

Denominator:
Weighted average number of common shares outstanding, excluding unvested shares of restricted common stock (denominator for basic earnings per share)	15,757	14,940	15,702	14,777
Weighted average number of unvested shares of restricted common stock outstanding	68	202	68	208
Effect of other dilutive securities—stock options	606	537	611	486

Denominator for diluted net income per share—
Weighted average number of common shares and potential dilution	16,431	15,679	16,381	15,471

Number of antidilutive stock options excluded from diluted earnings per share computation	--	--	--	--

AVERAGE BALANCES (in thousands):

	Periods Ended September 30
	Three Month Period		Nine Month Period
	2006	2005	2006	2005

Portfolio loans	$3,244,387	$2,868,354	$3,131,358	$2,804,285
Earning assets	3,521,317	3,147,198	3,389,824	3,040,387
Total assets	3,789,104	3,380,275	3,662,226	3,267,619
Deposits	3,053,721	2,745,735	2,949,192	2,656,136
Stockholders’ equity	322,956	270,572	314,929	261,783

Capitol Bancorp’s National Network of Community Banks
Eastern Regions
Great Lakes Region:
Ann Arbor Commerce Bank	Ann Arbor, Michigan
Bank of Auburn Hills	Auburn Hills, Michigan
Bank of Belleville	Belleville, Illinois
Bank of Maumee	Maumee, Ohio
Bank of Michigan	Farmington Hills, Michigan
Brighton Commerce Bank	Brighton, Michigan
Capitol National Bank	Lansing, Michigan
Detroit Commerce Bank	Detroit, Michigan
Elkhart Community Bank	Elkhart, Indiana
Evansville Commerce Bank	Evansville, Indiana
Goshen Community Bank	Goshen, Indiana
Grand Haven Bank	Grand Haven, Michigan
Kent Commerce Bank	Grand Rapids, Michigan
Macomb Community Bank	Clinton Township, Michigan
Muskegon Commerce Bank	Muskegon, Michigan
Oakland Commerce Bank	Farmington Hills, Michigan
Paragon Bank & Trust	Holland, Michigan
Portage Commerce Bank	Portage, Michigan

Midwest Region:
Summit Bank of Kansas City	Lee’s Summit, Missouri

Southeast Region:
Bank of Valdosta	Valdosta, Georgia
Community Bank of Rowan	Salisbury, North Carolina
First Carolina State Bank	Rocky Mount, North Carolina
Peoples State Bank	Jeffersonville, Georgia
Sunrise Bank of Atlanta	Atlanta, Georgia

Western Regions
Southwest Region:
1st Commerce Bank	North Las Vegas, Nevada
Arrowhead Community Bank	Glendale, Arizona
Asian Bank of Arizona	Phoenix, Arizona
Bank of Las Vegas	Las Vegas, Nevada
Bank of Tucson	Tucson, Arizona
Black Mountain Community Bank	Henderson, Nevada
Camelback Community Bank	Phoenix, Arizona
Desert Community Bank	Las Vegas, Nevada
East Valley Bank	Chandler, Arizona
Fort Collins Commerce Bank	Fort Collins, Colorado
Mesa Bank	Mesa, Arizona
Red Rock Community Bank	Las Vegas, Nevada
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank - Dallas LPO	Dallas, Texas
Sunrise Bank - Houston LPO	Houston, Texas
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona
Valley First Community Bank	Scottsdale, Arizona
Yuma Community Bank	Yuma, Arizona

California Region:
Bank of Escondido	Escondido, California
Bank of San Francisco	San Francisco, California
Bank of Santa Barbara	Santa Barbara, California
Napa Community Bank	Napa, California
Point Loma Community Bank	Point Loma, California
Sunrise Bank of San Diego	San Diego, California

Northwest Region:
Bank of Bellevue	Bellevue, Washington
Bank of Everett	Everett, Washington